Exhibit 23.2









     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 1, 2002, accompanying the financial statements and supplemental schedule of Raike Financial Group, Inc. contained in the Registration Statement on Form 10-SB/A-2. We consent to the use of the aforementioned report in the Registration Statement.

                                          PORTER KEADLE MOORE, LLP

                                          /s/ Porter Keadle Moore, LLP



Atlanta, Georgia
April 15, 2002